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                                                                    EXHIBIT 5.1

                         [HAYNES AND BOONE LETTERHEAD]

                               December 21, 2000



Toreador Resources Corporation
4809 Cole Avenue, Suite 108
Dallas, TX 75205

         Re: Registration Statement on Form S-3

Dear Sirs:

         We have acted as counsel for Toreador Resources Corporation, a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 under the Securities Act of 1933, as amended ("Registration Statement") with respect to up to 2,125,000 shares of its common stock, par value $0.15625 per share (the "Shares"). 1,000,000 of the Shares are authorized, unissued shares and have been reserved for issuance upon the conversion 160,000 shares of Series A Convertible Preferred Stock (the "Preferred Stock") issued on December 16, 1998 by the Company pursuant to the Securities Purchase Agreement ("Securities Purchase Agreement") dated as of December 16, 1998 by and among the Company and the Purchasers identified in the Securities Purchase Agreement. The current holders of the Preferred Stock are listed in the Registration Statement. 1,025,000 of the Shares are currently issued and outstanding and were issued to the stockholders of Texona Petroleum Corporation pursuant to the Agreement and Plan of Merger ("Merger Agreement") dated September 11, 2000 by and among the Company, Texona Petroleum Corporation and Toreador Acquisition Corporation. 100,000 of the Shares are currently issued and outstanding and were issued to certain stockholders of EnergyNet.Com, Inc. pursuant to the Stock Purchase and Affiliation Agreement, as amended ("Stock Purchase Agreement") by and among the Company, EnergyNet.Com, Inc. and EnergyNet.Com, Inc. stockholders.

         We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to matters of fact, we have examined and relied upon copies of the Securities Purchase Agreement, Certificate of Designation of the Preferred Stock dated December 8, 1998, the Merger Agreement, the Stock Purchase Agreement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness


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Toreador Resources Corporation
December 21, 2000
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of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. As to various questions of fact material to this opinion, where such facts have not been independently established, and as to the content and form of the Certificate of Incorporation, the Bylaws, certain minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy. Finally, we have assumed that all formalities required by the Certificate of Incorporation, Bylaws and the General Corporation Law of the State of Delaware were complied with when the 1,125,000 Shares already issued were issued and will be complied with when the 1,000,000 Shares are issued upon conversion of the Preferred Stock.

         Based on the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. The 1,000,000 Shares to be issued upon the conversion of the Preferred Stock that are being registered pursuant to the Registration Statement will be duly authorized for issuance upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designations of the Preferred Stock.

         2. The 1,025,000 Shares issued pursuant to the Merger Agreement that are being registered pursuant to the Registration Statement have been duly authorized for issuance.

         3. The 100,000 Shares issued pursuant to the Securities Purchase Agreement that are being registered pursuant to the Registration Statement have been duly authorized for issuance.

         4. The 1,000,000 Shares referenced above to be issued upon conversion of the Preferred Stock, when issued upon conversion in accordance with the terms of the Certificate of Designations of the Preferred Stock will be validly issued, fully paid and non-assessable.

         5. The 1,025,000 Shares issued pursuant to the Merger Agreement are validly issued, fully paid and non-assessable.


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Toreador Resources Corporation
December 21, 2000
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         6.       The 100,000 Shares issued pursuant to the Securities Purchase
                  Agreement are validly issued, fully paid and non-assessable.

         The opinions expressed above are specifically limited to the General Corporation Laws, as amended, of the State of Delaware, and the federal laws of the United States of America

         This opinion (i) is rendered solely for your information and assistance in connection with the filing of the Registration Statement, and may not be relied upon by any other person, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our Firm's name therein.


Very truly yours,


/s/ Haynes and Boone, LLP
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Haynes and Boone, LLP